FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                   FARMER MAC

                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036
                                ----------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK


April 19, 2002

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2002 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 6, 2002, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

     Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.


                              Sincerely,
                              /s/ Eugene Branstool
                              --------------------
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                   FARMER MAC

                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036
                                ----------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK


April 19, 2002

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2002 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 6, 2002, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 2001 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.


                              Sincerely,
                              /s/ Eugene Branstool
                              --------------------
                              Eugene Branstool
                              Chairman of the Board

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
                                ----------------

                            NOTICE OF ANNUAL MEETING
                                                                  April 19, 2002

     Notice is hereby given that the 2002 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 6, 2002, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

     As described in the attached Proxy Statement, the meeting will be held for the following purposes:

Item No. 1  to  elect  ten  directors,  five  of whom will be elected by Class A
            Stockholders, and five of whom will be elected by Class B Stockholders, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;
Item No. 2  to  ratify  the  selection  by the Audit  Committee  of  Deloitte  &
            Touche LLP as the Corporation's independent auditors for fiscal year 2002;

and to consider and act upon any other business that may properly be brought before the meeting or any adjournment or postponement thereof. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

     Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 12, 2002 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation between the hours of 9:00 a.m. and 5:00 p.m. local time.

     Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears thereon and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                              By order of the Board of Directors,

                               /s/ Jerome G. Oslick
                               --------------------
                                Jerome G. Oslick
                               Corporate Secretary

                                Table of Contents


                                                                            Page
Voting Rights................................................................1
Proxy Procedure..............................................................2
Proxy Statement Proposals....................................................3
Board of Directors Meetings and Committees...................................3
Item No. 1:  Election of Directors...........................................4
Information about Nominees for Director......................................5
      Class A Nominees.......................................................5
      Class B Nominees.......................................................6
      Directors Appointed by the President of the United States..............7
Stock Ownership of Directors and Executive Officers..........................8
Report of the Audit Committee...............................................10
Executive Officers..........................................................11
Compensation of Directors and Executive Officers............................12
--Compensation of Directors.................................................13
--Compensation of Executive Officers........................................13
      General...............................................................13
      Compensation Committee Report on Executive Compensation...............13
      Compensation Committee Interlocks and Insider Participation...........17
      Summary Compensation Table............................................18
      Option Grants During 2001.............................................19
      Option Exercises and Year End Value...................................19
      Employment Agreements.................................................20
      Certain Relationships and Related Transactions........................21
      Performance Graph.....................................................22
Item No. 2:  Selection of Independent Auditors..............................23
            Audit Fees......................................................24
            All Other Fees..................................................24
Compliance with Section 16(a) of the Securities Exchange Act of 1934........25
Principal Holders of Voting Common Stock....................................25
Solicitation of Proxies.....................................................27
Other Matters...............................................................27
Appendix A-- Farmer Mac Audit Committee Charter............................A-1

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                   FARMER MAC


                         1133 Twenty-First Street, N.W.
                                    Suite 600
                             Washington, D.C. 20036

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                           to be held on June 6, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 6, 2002 at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037, and at any adjournments or postponements thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 19, 2002.

     The Board of Directors will present for a vote at the Meeting the election of ten members and the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2002. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

     One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended (the "Act") provides that Class A Voting Common Stock may be held only by banks, insurance companies and other financial institutions or entities that are not Farm Credit System institutions. The Act also provides that Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

     The Board of Directors has fixed April 12, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Holders of Voting Common Stock."

     The holders of Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director, or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock.

     The presence, in person or by proxy, of the holders of at least a majority of the Corporation's outstanding Voting Common Stock is required to constitute a quorum at the Meeting.

Proxy Procedure

     Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. A stockholder may withhold a vote from one or more Nominees by writing the names of those Nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining Nominees for its class. The five Nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the Nominees becomes unavailable for election, the Proxy Committee will cast votes under the authority granted by the enclosed proxy for such substitute or other Nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five Nominees specified in this Proxy Statement as Class A Nominees and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five Nominees specified in this Proxy Statement as Class B Nominees.

     Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a proposal involves a vote for which a broker (or its nominee) may only vote a customer's shares in accordance with the customer's instructions and the broker (or its nominee) does not vote those shares due to a lack of instructions, the votes represented by those shares and delivered to the Corporation ("broker non-votes") will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

     Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

     The Proxy Committee, composed of three officers of the Corporation, H.D. Edelman, T.L. Buzby and J.G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

     Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Secretary of the Corporation in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Jerome G. Oslick, Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Proxy Statement Proposals

     Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by stockholders.

     Proposals of stockholders to be presented at the 2002 Annual Meeting of Stockholders were required to be received by the Secretary of the Corporation before December 31, 2001 for inclusion in this Proxy Statement and the accompanying proxy. No such proposals have been received, and the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters should properly be brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members' best judgment.

     If any stockholder intends to present a proposal for consideration at the Corporation's 2003 Annual Meeting of Stockholders, the Secretary of the Corporation must receive the proposal before December 31, 2002 to be eligible for inclusion in the 2003 Proxy Statement. In addition, if any stockholder notifies the Corporation after March 10, 2003 of an intent to present a proposal at the Corporation's 2003 Annual Meeting of Stockholders, the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Board of Directors Meetings and Committees

     The Board of Directors conducted a total of six regular meetings during the fiscal year ended December 31, 2001. With the exception of Mr. C. A. Wheeler, a member appointed by the President of the United States who was ill for much of the year, each of the members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which they served during the 2001 fiscal year.

     The Board has used a number of committees to assist it in the performance of its duties. The committees currently consist of the following: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee, Program Development Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. See "Item No. 1:
Election of Directors," "Compensation of Directors and Executive Officers" and "Report of the Audit Committee" and "Item No. 2: Selection of Independent Auditors" for information concerning the Nominating Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

     At the Meeting, ten directors will be elected. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. All of the Class A Nominees and all of the Class B Nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the next annual meeting of the stockholders of the Corporation, or until their respective successors have been duly elected and qualified.

     The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). The Appointed Members serve at the pleasure of the President of the United States. The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below or such other Appointed Members as may be appointed by the President and confirmed by the Senate between April 7, 2002 and June 6, 2002 and the ten members who are elected by the holders of Voting Common Stock.

     In order to facilitate the selection of director nominees, the Board of Directors utilizes a nominating committee that consists of the members of the Executive Committee, the Vice Chairman of the Board and one additional member each from those directors elected by holders of Class A and Class B Voting Common Stock, resulting in a committee composed of two directors from each of the Board's three constituent groups. The members of the Nominating Committee are: Appointed Members Messrs. Branstool and Southern; Class A directors Messrs. Hemingway and Johnson; and Class B directors Messrs. Graff and McCarthy. The Nominating Committee met three times during the fiscal year ending December 31, 2001. The Nominating Committee recommended five individuals to be considered for election as Class A Nominees and five individuals to be considered for election as Class B Nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Nominating Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.

     For the 2003 Annual Meeting of Stockholders, the Nominating Committee will consider nominees recommended by holders of Class A or Class B Voting Common Stock, who may submit recommendations by letter to the Secretary of Farmer Mac.

     If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment(s) or postponement(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his current position for the past five years unless otherwise noted.

Class A Nominees

Dennis L. Brack, 49, has been a member of the Board of Directors of the Corporation since June 7, 2001 and is a member of the Audit Committee and the Program Development Committee. Mr. Brack has served as President and Chief Executive Officer of Bath State Bank, Bath, Indiana, since 1988 and has been a member of the Franklin County, Indiana Community Financial Investment Committee and the Franklin County Comprehensive Plan Development since 1999. He was also a director of the Indiana Bankers Association from 1994 to 1996.

W. David Hemingway, 54, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Finance Committee, the Compensation Committee and the Nominating Committee. Mr. Hemingway has been
Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank, Salt Lake City, Utah, since 1984, having previously held various positions within the investment division, which he assisted in organizing in 1975. In early 1998, Mr. Hemingway was also elected Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank. He is also a director of Zions Investment Securities, Inc. Mr. Hemingway has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council, of which he served as chairman in 1991. He also served as chairman of the Utah Bankers Association in 1995.

Mitchell A. Johnson, 60, has been a member of the Board of Directors of the Corporation since June 12, 1997, is a member of the Executive Committee and the Nominating Committee and serves as chairman of the Compensation Committee. Mr. Johnson is President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association (Sallie Mae), the nation's largest provider of college education financing. He is a trustee of Citizens Funds, a mutual fund company based in Portsmouth, New Hampshire and a director of the Rushmore Funds, a mutual fund company owned by FBR Investment Services, Inc. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He also served as a director of Eldorado Bankshares, Inc., Laguna Hills, California, the holding company for Eldorado and Antelope Valley Banks, and was the first President and one of the founding members of the Washington Association of Money Managers and a trustee of the District of Columbia Retirement Board, among other community activities.

Charles E. Kruse, 57, has been a member of the Board of Directors of the Corporation since June 7, 2001 and is a member of the Program Development Committee. Mr. Kruse has been a member of the Board of Directors of Central
Bancompany since 2000. He has served as President of the Missouri Farm Bureau since 1992 and has been a member of the American Farm Bureau Board of Directors, representing 12 midwestern State Farm Bureaus, since 1995. Mr. Kruse has also served on the Commission on 21st Century Production Agriculture; the Agricultural Technical Advisory Committee for Trade in Grains, Feed, and Oilseeds; the President's Council on Rural America; and the U.S. Trade Representative's Intergovernmental Advisory Committee.

Peter T. Paul, 58, has been a member of the Board of Directors of the Corporation since June 4, 1998 and serves as chairman of the Finance Committee. He is the President of Headlands Group, LLC, a private investment company, and is the owner and Chairman of Grove Street Winery. From January 2000 to May 2001, Mr. Paul served as President and Chief Executive Officer of GreenPoint Credit Corp., a national specialty home finance lender. Prior to January 2000, he was the President and Chief Executive Officer first of Headlands Mortgage Company, which Mr. Paul founded in 1986, and subsequently of GreenPoint Mortgage after Headlands merged with GreenPoint Financial Corp. in April 1999. Mr. Paul has been a member of the board of directors of GreenPoint Financial Corp. since March 1999 and served as Vice Chairman of that board from March 1999 to May 2001. He is also a member of the board of directors of Sequoia National Bank and the University of New Hampshire Foundation. Mr. Paul received the Ernst & Young 1999 Financial Services Entrepreneur of the Year award.

Class B Nominees

Paul A. DeBriyn, 47, has been a member of the Board of Directors of the Corporation since June 1, 2000, is a member of the Compensation Committee and serves as chairman of the Audit Committee. Mr. DeBriyn has served as President and Chief Executive Officer of Farm Credit Services of Southern Minnesota and AgStar Financial Services, ACA since 1995. He was previously Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Kenneth E. Graff, 55, has been a member of the Board of Directors of the Corporation since June 12, 1997, is a member of the Executive Committee and the Nominating Committee and serves as chairman of the Program Development Committee. Mr. Graff is President of Farm Credit West, ACA located in Visalia, California and was President of Central Coast Farm Credit (one of Farm Credit West's predecessor Associations) since late 1987. He was employed by the Farm Credit Banks of Sacramento in various capacities from 1976 to 1987, most recently as Senior Vice President. From March 1989 until June 1991, Mr. Graff served as a Class B member of the Farmer Mac Board of Directors.

James A. McCarthy, 72, has been a member of the Board of Directors of the Corporation since June 9, 1994 and is a member of the Compensation Committee and the Nominating Committee. He is a cotton, grain and sugarcane farmer and cattle feeder in Rio Hondo, Texas. Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas and served as its chairman during 1998 and 1999. He is a member of Agriculture Co-Op Development International and has served as a member of the National Commission on Agricultural Finance, the Advisory Board of the Federal Intermediate Credit Bank of Texas and the Board of Directors of the Production Credit Association of South Texas. Mr. McCarthy also serves as an officer and director of several closely held companies engaged in construction, farming, shipping and land acquisition and development.

John G. Nelson III, 52, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Finance Committee. He is the owner and manager of a grain farm in Reardan, Washington. Since 1994, Mr. Nelson has served as a director of AgAmerica, FCB, Spokane, Washington. He also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA. Mr. Nelson is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations.

John Dan Raines, 58, has been a member of the Board of Directors of the Corporation since June 18, 1992 and is a member of the Audit Committee. He is the owner and operator of Georgia Produce Exchange, Inc., a fresh vegetable sales firm. From 1986 to 1990, Mr. Raines was a member of the Board of Directors of the South Atlantic Production Credit Association, and served as its Chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the Board of Directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of
Columbia, South Carolina). He also has served since 1981 as a member of the Board of Directors of AgGeorgia Farm Credit, ACA, and its predecessor Farm Credit System institution.

Directors Appointed by the President of the United States

Charles Eugene Branstool, 65, has been a member of the Board of Directors of the Corporation and has served as its Chairman since May 26, 1995. He is also Chairman of the Executive Committee and the Nominating Committee and is a member of the Compensation Committee and the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on May 23, 1995. Mr. Branstool has been a self-employed farmer in Utica, Ohio since 1962. During the period from April 1993 through December 1993, Mr. Branstool served as the Assistant Secretary for Marketing and Inspection Services of the U.S. Department of Agriculture (USDA). Prior to serving with USDA, Mr. Branstool was State Chairman of the Ohio Democratic Party from January 1991 through April 1993. He also served in the Ohio House of Representatives from January 1975 through December 1982, and as a State Senator from January 1983 through December 1990.

Lowell L. Junkins, 58, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Public Policy Committee and the Audit Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997. Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986.

Marilyn Peters, 72, has been a member of the Board of Directors of the Corporation since October 12, 1994 and is a member of the Program Development Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mrs. Peters and her husband own farm and ranch land in Marshall County, South Dakota used for the production of grain crops and cattle. Mrs. Peters is a former teacher and a past member of the Britton Public School Board. She formerly served on the South Dakota Council on Vocational Education, the South Dakota Private Industry Council and the South Dakota Professional Administrators Practices and Standards Commission, positions to which she was appointed by the Governor of South Dakota. She also served as a member of the National Association of State Councils on Vocational Education, representing the interest of the agricultural community in the work of the association. In 1999, Mrs. Peters completed two terms of service on the board of directors of South Dakota Rural Enterprise, Inc., a statewide private not-for-profit corporation serving as a financial intermediary for rural economic development.

Gordon Clyde Southern, 75, has been a member of the Board of Directors of the Corporation since March 2, 1989 and currently serves as its Vice Chairman. He serves as chairman of the Public Policy Committee and is a member of the Finance Committee and the Nominating Committee. His appointment to the Board was confirmed by the United States Senate on September 30, 1988. Mr. Southern has been a farmer and President of the Southern Farm Co., Inc. in Steele, Missouri since 1954. He serves as a Director of the Bootheel Resources Conservation and Development Council and as a member of the Executive Council of the University of Missouri Delta Experiment Station. He serves as the Chairman of the Colonel Gordon C. Southern Telecommunications Resource Center of the University of Missouri at Portageville, Missouri. He has served as Presiding Commissioner of Pemiscot County and as Chairman of the Pemiscot County Port Authority. He is currently serving as Vice President of the Pemiscot County Farm Bureau and is a Director of Drainage District Number One in Pemiscot County.


Clyde A. Wheeler, Jr., 81, has been a member of the Board of Directors of the Corporation since October 12, 1994 and is a member of the Public Policy Committee and the Program Development Committee. His appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mr. Wheeler, a self-employed farmer and rancher, owns and operates with his son the Clear Creek Ranch, a cattle and hay operation in Laverne, Oklahoma. He spent several years in public service, having begun as an administrative assistant to an Oklahoma Congressman in 1951, then as a special assistant to former Secretary of Agriculture Ezra Taft Benson and then as a staff assistant to President Eisenhower. Following his public service career, he spent the next 24 years with Sun Company, Inc. (and its predecessor companies), most recently as corporate Vice President upon his retirement in 1984.

     In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.


Stock Ownership of Directors and Executive Officers

     As of the record date, April 12, 2002, the following members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation might be deemed to be "beneficial owners" of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission ("SEC"). The Corporation's Voting Common Stock may be held only by financial institutions and Farm Credit System institutions, and may not be held by individuals, and no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not own Voting Common Stock of the Corporation directly or indirectly. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5% or more of the Voting Common Stock of the Corporation, see "Principal Holders of Voting Common Stock."



                                Voting Common Stock           Non-Voting Common Stock(1)
                               ---------------------          --------------------------
                               Class A       Percent             Class C     Percent
                               -------       -------             -------     -------
 Dennis L. Brack               ------         ------              3,606         *
 Charles Eugene Branstool      ------         ------             12,364         *
 Thomas R. Clark               ------         ------              8,494         *
 Nancy E. Corsiglia            ------         ------            248,577        2.5%
 Paul A. DeBriyn               ------         ------              6,747         *
 Henry D. Edelman              ------         ------            624,050        6.2%
 Kenneth E. Graff              ------         ------             26,334         *
 W. David Hemingway(2)         322,100        31.3%           1,531,984       15.2%
 Mitchell A. Johnson           ------         ------             33,307         *
 Lowell L. Junkins             ------         ------              3,333         *
 Charles E. Kruse              ------         ------              3,606         *
 James A. McCarthy             ------         ------             20,937         *
 John G. Nelson III            ------         ------             25,102         *
 Jerome G. Oslick              ------         ------             43,284         *
 Peter T. Paul                 ------         ------             31,333         *
 Marilyn Peters                ------         ------             21,592         *
 John Dan Raines               ------         ------             20,334         *
 Tom D. Stenson                ------         ------            126,644         *
 Gordon Clyde Southern         ------         ------             21,434         *
 Clyde A. Wheeler, Jr.         ------         ------             15,295         *

All directors and
executive officers as a        322,100        31.3%                           28.1%
group (20 persons)

*    Less than 1%.

1 Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 582,545 shares; Ms. Corsiglia, 226,871 shares; Mr. Oslick, 39,792 shares; and Mr. Stenson, 114,881 shares; each of Messrs. Graff, Hemingway and Johnson, 26,334 shares; Mr. Nelson, 24,834 shares; each of Ms. Peters and Messrs. McCarthy, Paul, Raines and Southern, 20,334; Mr. Wheeler, 14,334 shares; Mr. Branstool, 11,334; Mr. DeBriyn, 6,534; each of Messrs. Brack and Kruse, 3,334 shares; Mr. Junkins, 3,333 shares; and all directors and executive officers as a group, 1,244,084 shares.

2 As Senior Investment Officer of Zions First National Bank, Mr. Hemingway may be deemed to be the beneficial owner of the 322,100 shares of Class A Voting Common Stock owned by Zions First National Bank. As Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank, Mr. Hemingway may be deemed to be the beneficial owner of the 1,500,300 shares of Class C Non-Voting Common Stock owned by the holding company. Mr. Hemingway disclaims beneficial ownership of the 322,100 shares of Class A Stock and the 1,500,300 shares of Class C Stock owned by the Bank and the holding company, respectively. Of the 31,684 shares of Class C Non-Voting Common Stock attributed to Mr. Hemingway, 240 shares are owned by his son.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

     During 2001, the Audit Committee of the Board of Directors reaffirmed the charter for the Committee, which reaffirmation was ratified by the full Board on June 7, 2001. The complete text of the charter, which reflects standards set forth in new SEC regulations and New York Stock Exchange rules, is reproduced in Appendix A to this proxy statement. The Board reviews and approves changes to the Audit Committee Charter annually.

     As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

     o first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's outside auditors about draft annual financial statements and key accounting and reporting matters;

     o    second,  the  committee  is  responsible  for matters  concerning  the relationship between the Corporation and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Corporation; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to Independence Standards Board Standard No. 1); and

     o third, the committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Corporation's internal auditing program.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met seven times during 2001.

     The Directors who serve on the Audit Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the Audit Committee members has a relationship with Farmer Mac that may interfere with their independence from Farmer Mac and its management.

     In overseeing the preparation of the Corporation's financial statements, the Audit Committee met with both management and the Corporation's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     With respect to the Corporation's outside auditors, the Audit Committee, among other things, received from Arthur Andersen LLP the written disclosures as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management.

     Finally, the Audit Committee continued to monitor the scope and adequacy of the Corporation's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                  Audit Committee

                                  Paul A. DeBriyn, Chairman
                                  Dennis L. Brack
                                  Lowell Junkins
                                  John Dan Raines

Executive Officers

     The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

 Name                  Age    Capacity in which Served and Five-Year History
 ----                  ---    ----------------------------------------------

 Henry D. Edelman      53     President  and  Chief  Executive  Officer  of the  Corporation
                              since  June 1, 1989.   From  November  1986  until  he  joined
                              Farmer Mac, Mr.  Edelman was First Vice  President for Federal
                              Government Finance of PaineWebber Incorporated,  New York, New
                              York.   Previously,   Mr.   Edelman  was  Vice  President  for
                              Government  Finance at Citibank  N.A.,  New York, New York and
                              Director of  Financing,  Investments  and Capital  Planning at
                              General Motors  Corporation  in New York,  New York,  where he served in various  capacities on the Legal Staff and Financial
                              Staff for ten years.

 Nancy E. Corsiglia    46     Vice President - Finance since June 1, 2000,  Treasurer  since
                              December 8, 1989    and   Chief   Financial    Officer   since
                              May 13, 1993.  From  December  8, 1989 until June 1, 2000 when she was appointed Vice President - Finance,  Ms. Corsiglia was
                              Vice  President  - Business  Development.  From 1988 until she joined  Farmer  Mac,  Ms.  Corsiglia  was Vice  President  for
                              Federal  Government Finance at PaineWebber  Incorporated,  New
                              York,  New  York.  From 1984 to 1988,  she  served as a Senior
                              Financial  Analyst  and a Manager  on the  Financial  Staff of
                              General Motors Corporation, New York, New York.

 Jerome G. Oslick      55     Vice  President  -  General   Counsel  and  Secretary  of  the
                              Corporation  since  February  1,  2000.  From  1987  until  he joined  Farmer Mac as  Assistant  General  Counsel in February
                              1994,  Mr.  Oslick was an  associate in the  Washington,  D.C.
                              office of the New  York-based  law firm of Brown & Wood.  From
                              1970 to  1987,  he was an  attorney  and  branch  chief in the
                              Office  of  General  Counsel,   United  States  Department  of
                              Agriculture.

 Tom D. Stenson        51     Vice  President  -  Agricultural  Finance  of the  Corporation
                              since  August 7, 1997.  From  November  1996  until  August 7,
                              1997, Mr.  Stenson was Director - Agricultural  Finance of the
                              Corporation.  From 1993 until  joining  Farmer Mac in 1996, he was Vice  President  -  Agribusiness  for  ValliWide  Bank,  a
                              "super-community"   bank  in  the  San   Joaquin   Valley   of
                              California.

Compensation of Directors and Executive Officers

     The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of that committee are Messrs. Branstool, DeBriyn, Hemingway, Johnson (chairman) and McCarthy. No member of the Compensation Committee is an officer or employee of the Corporation. During the fiscal year ended December 31, 2001, the Compensation Committee met four times.


Compensation of Directors

     The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) each member of the Board of Directors receives an annual retainer of $12,500, except the Chairman who receives a $17,500 annual retainer; (b) each member receives $500 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President, members of the Board are compensated at the same daily rate for certain other meetings and conferences of borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total cash compensation received by all members of the Board of Directors in 2001 was approximately $228,500. Since June 1, 2000, each director is granted options annually to purchase 5,000 shares of Class C Non-Voting Common Stock, with each such grant to occur on the date of each Annual Meeting of Stockholders and with the option price to be determined as of such date. The options granted to each member of the Board of Directors in 2001 had a present value of $58,1603(3) at the grant date. The total compensation, cash and options received by all members of the Board of Directors in 2001 was approximately $1,100,900.

Compensation of Executive Officers

General

     This section includes: (a) a report from the Compensation Committee of the Board of Directors on executive compensation; (b) a discussion of compensation committee interlocks and insider participation in Farmer Mac transactions; (c) a summary description in tabular form of executive compensation; (d) a summary of aggregate option holdings; (e) a description of the executive officers' employment agreements; (f) a discussion of certain relationships and related transactions with directors; and (g) a comparison of Farmer Mac's stock performance to market indices.

     Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circular") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the Performance Graph shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.


3 The present value at grant date of options granted during 2001 has been estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 47.1%; a risk-free interest rate of 5.4%; and an expected life of 5 years.

Compensation Committee Report on Executive Compensation

     Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac's charter, particularly as revised in 1996, casts it in the mold of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac's Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Board and the Committee believe that approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac's expanding and increasingly complex operations. Accordingly, the Board and the Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages, whereby management would focus on long-term structural, pricing and capital objectives, balanced with near-term operating results.

     Method of Determining Management Compensation. Farmer Mac's Board of Directors and Compensation Committee have adopted an approach to executive compensation that relies upon both subjective (qualitative) and objective (quantitative) evaluation criteria in establishing the compensation of the Chief Executive Officer ("CEO") and other senior members of management. That approach measures performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors.

     As part of its ongoing efforts to evaluate its approach and further refine the Corporation's compensation practices, the Compensation Committee has employed the services of a nationally recognized independent compensation consulting firm. With significant input and assistance from its independent consultant, the Committee has worked to refine the Corporation's policies relating to executive compensation. Those policies include: (i) a system for comparative and competitive evaluation of base salaries; (ii) an approach to incentive compensation, including annual cash and long-term non-cash components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management's performance against the achievement of business plan objectives.

     Each year, the Corporation's independent compensation consultant reviews the Corporation's compensation practices and establishes an estimated range of competitive compensation opportunities comparable to those received by persons with similar qualifications and experience (but not necessarily the same position and title) at other corporations, particularly the other GSEs, to ensure that the Corporation's compensation structure is sufficiently competitive to attract and retain highly qualified executives. The Corporation's established practice is to target the 75th percentile of compensation for all components of comparable pay, to reflect the challenges and risks of its developmental and political characteristics.

     On the basis of that comparative review and other related analyses, the Committee selects the range of, and target amounts for, total compensation as well as for each of the three components of compensation - salary, annual cash incentive pay and long-term non-cash incentive pay - and then makes recommendations to the full Board as to the actual levels of compensation to be awarded. The incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Committee applies criteria established by the Board and management in the business plan. For the 2000-01 business planning year (June 1, 2000 to May 31, 2001), four critical objectives were established, focusing on profitability, volume and quality control: to continue to improve operating results; to optimize internal operations with the evolution of the Corporation's business; to optimize use of the capital markets; and to maintain effective government, public and investor relations.

     Method of Determining Management Compensation for the 2000-01 Business Planning Year. The Corporation's procedures for determining management compensation have been consistent from year to year. In April and May of each year, towards the end of the Corporation's 12-month business plan cycle ("business planning year"), the Compensation Committee, composed entirely of outside directors (as is the entire Board), reviews management's performance against business plan objectives, taking into account the business conditions that prevailed during the preceding business planning year.

     The CEO provides detailed written performance evaluations of the members of senior management, other than himself, to the Compensation Committee members in advance, and these are discussed among the members in executive session. The CEO participates in the evaluation of each other senior member of management, but not in his own. As a benchmark for compensation decisions, the Compensation Committee, assisted by the independent compensation consultant, compares the salary and annual and long-term incentive compensation of the Corporation's CEO and other members of senior management with the corresponding range of compensation in the Competitive Data. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

     The Compensation Committee considers the performance and total compensation of the CEO in executive session without the CEO present, prepares a detailed written performance evaluation of the CEO and then includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management. Based on those deliberations and input provided by the independent compensation consultant, the Compensation Committee makes recommendations consistent with the Corporation's compensation policies, the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's mission.

     The Compensation Committee evaluated the performance of senior management, including the CEO, for the 2000-01 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 2000-01 business plan. The Committee also evaluated the Corporation's non-financial achievements during the business planning year, recognizing that a significant aspect of the continuing development of Farmer Mac involved the establishment of programs and products that facilitate participation by sellers and provide effective access to the secondary market for stockholders who are originators or purchasers of qualified loans. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 2000-01 business planning year, including the 51 percent increase in fiscal year net income for 2000 compared to 1999. The Committee also recognized other important business accomplishments during the planning year, including: expanding the number and diversity of participants in the Farmer Mac cash window for the purchase of agricultural mortgages; increasing the profitability of its programs by holding loans rather than securitizing them when market conditions were unfavorable; limiting expenses through cost control measures; and maximizing revenue through sophisticated investment techniques. All of these factors were weighed carefully, with particular weight accorded to profitability. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed herein.

     The proportion of the total compensation package representing incentive compensation (annual cash and long-term non cash incentive compensation) for the 2000-01 business planning year was 77% for the CEO and ranged between 26% and 71% for other members of senior management. In accordance with the recommendation of the Compensation Committee and with the concurrence of the independent compensation consultant for the 2000-01 business planning year, annual incentive compensation awards otherwise payable in cash to members of senior management were instead paid in a 50%-50% combination of restricted stock and stock options; accordingly, long-term incentive compensation represented 100% of the total incentive compensation package for the 2000-01 business planning year. The basis for determining incentive compensation was the Compensation Committee's evaluation of each individual's contribution to the achievement of the business and financial accomplishments of the 2000-01 planning year, as well as an evaluation of each individual's performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of the business plan objectives.

     Basis for Determining Chief Executive Officer's Compensation. For the 2000-01 business planning year, Mr. Edelman received a base salary of $414,176 and was awarded incentive compensation with a total estimated value of approximately $1,465,400. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received options to purchase 90,387 shares of Farmer Mac Class C Non-Voting Common Stock (one-third of the options, valued at $376,492 as of the grant date, vested immediately upon grant; one-third vest on May 31, 2002; and one-third vest on May 31, 2003) and 10,753 shares of restricted stock, which are not transferable until May 31, 2002. For a discussion of the factors and criteria upon which the CEO's compensation was based, see the preceding section of this report.

     The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as maintained with the assistance of its outside compensation consultant, and the actual total compensation levels, as described herein, reflect careful consideration of what was reasonable and fair, in light of the Corporation's performance, from both management and stockholder perspectives.

                              Compensation Committee

                          C. Eugene Branstool, Chairman
Paul A DeBriyn                                                W. David Hemingway
Mitchell A. Johnson                                            James A. McCarthy



Compensation Committee Interlocks and Insider Participation

     Directors Branstool, DeBriyn, Hemingway, Johnson and McCarthy comprise the Corporation's Compensation Committee. None of these directors is or has been an officer or employee of the Corporation.

     Director Hemingway, a Class A director, is Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank ("Zions"), the owner of 322,100 shares (or 31.3%) of Farmer Mac's Class A Voting Common Stock. He also is Executive Vice President of Zions Bancorporation, the holding company for Zions, which owns 1,500,300 shares (or 14.9%) of Farmer Mac's Class C Non-Voting Common Stock. Zions is an active participant in both the Farmer Mac I and II programs. Zions has entered into contracts with Farmer Mac pursuant to which Zions provides central servicing and loan review and underwriting services to Farmer Mac with respect to certain Qualified Loans, including (with respect to central servicing) those sold by Zions to Farmer Mac under the Farmer Mac I program. During 2001, Zions received approximately $1.0 million in servicing fees and approximately $49,000 in loan review and underwriting fees under those contracts. In addition, in 2001, Zions acted as agent with respect to the sale of $53.6 million of Farmer Mac's medium-term notes, in connection with which it received fees of $90,150; acted as dealer with respect to the sale of approximately $528 million of Farmer Mac's discount notes, in connection with which it received commissions of approximately $264,000; entered into interest rate swap agreements with Farmer Mac having a notional principal amount of approximately $54.1 million with respect to certain Qualified Loans it sold to Farmer Mac under the Farmer Mac I program; and was an active participant in the Farmer Mac II program. See "Certain Relationships and Related Transactions" for additional quantitative information about Zions' participation in the Farmer Mac I and II programs. Accordingly, Director Hemingway participated in the deliberations of the Committee but did not vote upon management compensation decisions.

Summary Compensation Table

     The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's Chief Executive Officer and each of Farmer Mac's four other most highly compensated executive officers for the fiscal year ended December 31, 2001.



                                                                           Long-Term
                                                                      Compensation Awards
                                                                  --------------------------
                                                                  Restricted      Securities
                                Fiscal   Annual Compensation($)     Stock         Underlying      All Other
 Name and Principal Position     Year     Salary     Bonus(4)     Awards($)(5)    Options(6)    Compensation($)(7)
 ---------------------------   ----------------------------------------------------------------------------------
 Henry D. Edelman                2001    426,256    335,924          --             90,387          29,706
  President and                  2000    406,903    302,545          --            148,388          35,980
    Chief Executive Officer      1999    389,775    256,984          --            103,686          34,294


 Thomas R. Clark                 2001    132,139     33,299          --              4,380          22,392
  Vice President,                2000    216,365     87,937          --             40,305          32,406
    Corporate Relations          1999    207,258     66,184          --             23,166          30,720

 Nancy E. Corsiglia              2001    263,820    155,450          --             40,220          28,539
  Vice President, Finance,       2000    229,409    117,718          --             61,907          31,125
    Treasurer and CFO            1999    207,258     85,198          --             33,378          29,439

 Jerome G. Oslick(8)             2001    201,875    102,843          --             22,483          30,614
  Vice President,                2000    160,389      --          107,744           33,554          31,051
    General Counsel and
     Secretary

 Tom D. Stenson                  2001    217,528    109,527          --             26,951          29,131
  Vice President,                2000    213,708    101,973          --             47,632          31,260
    Agricultural Finance         1999    200,734     83,541          --             31,431          29,575

4 All bonuses paid to Mr. Edelman, Ms. Corsiglia, Mr. Oslick and Mr. Stenson in 2001 were in the form of shares of Farmer Mac Class C Non-Voting Stock that may not be transferred until May 31, 2002. The shares were granted on June 7, 2001 and valued at the closing price ($31.24) of Class C Non-Voting Common Stock on the date of grant. The numbers of shares granted were: Mr. Edelman, 10,753; Ms. Corsiglia, 4,976; Mr. Oslick, 3,292; and Mr. Stenson, 3,506.
5 Mr. Oslick was granted 2,615 shares of restricted stock on February 3, 2000 (valued at the closing price ($19.125) of Class C Non-Voting Common Stock on the date of grant) and 3,817 shares of restricted stock on June 1, 2000 (valued at the closing price ($15.125) of Class C Non-Voting Common Stock on the date of grant), all of which vested on May 31, 2001 (on which date the closing price was $32.25).
6    Adjusted for 3-for-1 stock split effective August 2, 1999.
7 Includes contributions to the Corporation's defined contribution pension plan in the amount of $27,547 for 2001 on behalf of each of Mr. Edelman, Ms. Corsiglia, Mr. Oslick and Mr. Stenson and $20,392 on behalf of Mr. Clark, as well as disability and life insurance premium payments paid on behalf of the officers. See "Employment Agreements."
8 Mr. Oslick was appointed Vice President, General Counsel and Secretary on February 1, 2000.


Option Grants During 2001

     The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 2001 and the potential realizable value of those option grants: (1) the number of shares of Class C Non-Voting Common Stock underlying options granted during 2001; (2) the percentage that such options represent of all options granted to employees during that year; (3) the exercise price; (4) the expiration date; and (5) the present value, as of the grant date, of the options under the Black-Scholes option pricing model.

                                    % of Total
                                     Options
                      Number of     Granted to                               Grant Date
                       Options      Employees   Exercise Price  Expiration    Present
        Name          Granted(9)     in Year       ($/Share)       Date      Value(10)
--------------------------------------------------------------------------------------
 Henry D. Edelman       90,387        43.3          31.24        6/7/11    $1,129,476
 Thomas R. Clark         4,380         2.1          31.24        6/7/11        54,732
 Nancy E. Corsiglia     40,220        19.3          31.24        6/7/11       502,589
 Jerome G. Oslick       22,483        10.8          31.24        6/7/11       280,948
 Tom D. Stenson         26,951        12.9          31.24        6/7/11       336,780

Option Exercises and Year End Value

     The following table sets forth certain information relating to stock options exercised during 2001 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.


                                                Number of Securities
                                                    Underlying        Value of Unexercised
                                                Unexercised Options   In-the-Money Options
                          Shares                   at Year-End          at Year-End(11)
                         Acquired      Value       Exercisable/          Exercisable/
          Name          on Exercise   Realized    Unexercisable         Unexercisable
------------------------------------------------------------------------------------------
 Henry D. Edelman        60,000     $1,575,200   502,954/109,720   $13,641,149/$1,813,087
 Thomas R. Clark        152,167      3,910,699    --    /  --           --    /   --
 Nancy E. Corsiglia      30,000        787,600   192,829/ 47,448     5,348,110/   771,901
 Jerome G. Oslick        15,000        420,327    21,114/ 26,173       394,551/   422,592
 Tom D. Stenson           --            --        90,019/ 33,845     1,862,417/   569,278

9 Options granted in 2001 became exercisable in stages, with one-third having vested on June 7, 2001, and one-third vesting on each of May 31, 2002 and May 31, 2003.

10 The present value at grant date of options granted during 2001 has been estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 47.1%; a risk-free interest rate of 5.4%; and an expected life of 5 years.

11 For purposes of this calculation, the value of the unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price ($40.50) for the Class C Non-Voting Common Stock on December 31, 2001.


Employment Agreements

     The Corporation has entered into employment agreements (the "Agreements") with the members of senior management ("officers"), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements expire on dates approximately three to four years from the present,(12) the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.

     Under the Agreements, executive compensation includes base salary and incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. Possible awards of incentive compensation are considered annually at the end of the "business planning year" (June 1 to May
31) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

     The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the Summary Compensation Table for information on other benefits extended to the officers.

     The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of final dissolution or one and one-half years. An officer's death or disability would permit termination on the same basis as "without cause," but the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.

12 The Agreements with each of the executive officers, except T.R. Clark, expire June 1 of the following years: H.D. Edelman, 2006; N.E. Corsiglia, J.G. Oslick and T.D. Stenson, 2005. Mr. Clark's contract expired on December 31, 2001 and Mr. Clark retired as an employee of Farmer Mac on that date.


Certain Relationships and Related Transactions

     John Dan Raines is a member of the Board of Directors of AgFirst Farm Credit Bank ("AgFirst"), a Farm Credit System institution with which Farmer Mac and Fannie Mae have entered into a joint arrangement for the pooling of Rural Housing Qualified Loans. Under the arrangement, AgFirst purchases eligible Rural Housing Qualified Loans for pooling through the Farmer Mac I program and Farmer Mac guaranteed securities issued in connection therewith are to be purchased by Fannie Mae with a guarantee fee payable by AgFirst to Farmer Mac and Fannie Mae. During 2001, Farmer Mac guaranteed securities having an aggregate principal amount of approximately $223.9 million were issued under the arrangement among AgFirst, Fannie Mae and Farmer Mac. AgFirst also acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. During 2001, AgFirst received approximately $99,700 in fees as a central servicer and $17,000 in fees as a contract underwriter.

     Kenneth E. Graff is the President of Farm Credit West, ACA, which is the successor to Central Coast Farm Credit. Central Coast Farm Credit acted as a central servicer in the Farmer Mac I program. During 2001, Central Coast Farm Credit received approximately $221,000 in servicing fees as a central servicer.

     Peter T. Paul is a director of GreenPoint Financial Corp., an affiliate of GreenPoint Mortgage, which acts as a central servicer in the Farmer Mac I program. During 2001, GreenPoint Mortgage received approximately $30,750 in servicing fees as central servicer.

     From time to time, Farmer Mac purchases, or commits to purchase, Qualified Loans under the Farmer Mac I program and Guaranteed Portions under the Farmer Mac II program from institutions that own five percent or more of a class of Voting Common Stock or that have an officer or director who is a director on the Farmer Mac Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to lenders unaffiliated with Farmer Mac. In 2001, Farmer Mac purchased: (a) 206 Qualified Loans having an aggregate principal amount of approximately $90.8 million from Zions (Zions is the holder of approximately 32% of Farmer Mac's Class A Voting Common Stock and W. David Hemingway, a Class A director, is Executive Vice President of Zions and its holding company); and (b) one Qualified Loan having a principal amount of approximately $185,000 from AgFirst (John Dan Raines, a Class B director, is a member of the Board of Directors of AgFirst). In 2001, Farmer Mac guaranteed: (a) through a long-term standby purchase commitment with AgFirst, 1,404 Qualified Loans having an aggregate principal amount of approximately $213.3 million; (b) through a long-term standby purchase commitment with AgStar Farm Credit Services, two Qualified Loans having an aggregate principal amount of approximately $94,700 (Paul A. DeBriyn, a Class B director, is President and Chief Executive Officer of AgStar Farm Credit Services); and (c) through a long-term standby purchase commitment with Central Coast Farm Credit, 446 Qualified Loans having an aggregate principal amount of approximately $349.4 million (Kenneth E. Graff, a Class B director, is the President of Farm Credit West, the successor to Central Coast Farm Credit). The principal amount of Guaranteed Portions that Farmer Mac purchased under the Farmer Mac II program from director-affiliated institutions or five percent or greater stockholders was approximately 10.6% of that program's volume in 2001. During 2001, Farmer Mac (a) entered into Farmer Mac II transactions with Zions involving Farmer Mac's purchase of Guaranteed Portions or the issuance of Farmer Mac II guaranteed securities backed by Guaranteed Portions in an aggregate principal amount of approximately $16.2 million (8.2% of the program's total); and (b) purchased 26 Guaranteed Portions having an aggregate principal amount of approximately $4.7 million (2.4% of the program's total) from Bath State Bank (Dennis L. Brack, a Class A director, is the President and Chief Executive Officer of Bath State Bank).

     In addition to its participation as a seller of loans in the Farmer Mac programs, Zions also acts as a dealer in Farmer Mac's discount and medium-term note programs; is a counterparty to Farmer Mac on certain interest rate swap transactions; and acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. See "Compensation Committee Interlocks and Insider Participation" for quantitative information concerning Zions' contractual relationships with Farmer Mac.

Performance Graph

     Farmer Mac has three classes of Common Stock: Class A and Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). From January 1994 to June 1999, the Class A and Class C Common Stocks traded on The Nasdaq Stock Market.13 Since June 1999, the Class A and Class C Common Stocks have traded on the New York Stock Exchange.14 As a result of the limited market for Class B Common Stock and the infrequency of trades therein, the Class B Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices for Class B Common Stock.




13 The Class A Voting Common Stock was traded on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol FAMCA, and the Class C Non-Voting Common Stock was traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol FAMCK.

14 The Class A Voting Common Stock is traded under the symbol AGM.A, and the Class C Non-Voting Common Stock is traded under the symbol AGM.

      The following graph compares the performance of Farmer Mac's Class A Voting and Class C Non-Voting Common Stock with the performance of the New York Stock Exchange Composite Index ("NYSE Comp") and Standard & Poor's Financial Index ("S&P Financial") over the period from December 31, 1996 to December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 in each of:
Farmer Mac's Class A Stock; Farmer Mac's Class C Stock (as adjusted to reflect the 3-for-1 stock split that became effective August 2, 1999); the NYSE Comp; and the S&P Financial. The graph also assumes that all dividends were reinvested.



                            Comparative Total Return
                     (Class A and Class C Stock vs. Indices)

                    AGM     AGM.A   S&P Financial  NYSE Comp
      1996          100      100        100         100
      1997          198       64        145         130
      1998          125       65        159         152
      1999          194       60        163         166
      2000          236       69        202         167
      2001          408      109        180         152





Item No. 2:  Selection of Independent Auditors

     The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. During the fiscal year ending December 31, 2001, the Audit Committee, which currently is composed of Messrs. DeBriyn (Chairman), Brack, Junkins and Raines, met seven times, with Messrs. Brack and Raines having been members of the Committee for four meetings.

     In accordance with the By-Laws, the Audit Committee has unanimously selected and recommended to the stockholders Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2002. This proposal is put before the stockholders as provided in the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to be voted.

     Deloitte & Touche LLP was selected to replace Arthur Andersen LLP as the Corporation's independent auditors. Arthur Andersen LLP had acted as the Corporation's independent auditors in connection with the Corporation's audited financial statements for the fiscal years ended December 31, 1998 through 2001. The decision to retain Deloitte & Touche LLP and not to rehire Arthur Andersen LLP was recommended by the Audit Committee based upon proposals received from four major accounting firms, including Arthur Andersen LLP, and was not based upon any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure. Representatives of Deloitte & Touche LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders present at the Meeting.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2002. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Audit Fees

     Arthur Andersen LLP billed Farmer Mac an aggregate $94,700 for professional services rendered for the audit of Farmer Mac's annual financial statements and the reviews of the financial statements included in Farmer Mac's Forms 10-Q for 2001.

All Other Fees

     Arthur Andersen LLP billed Farmer Mac an aggregate $83,950 for services in 2001 other than the audit and review fee referred to above. These services were the outsourcing of Farmer Mac's internal audit and assistance with various accounting matters, including tax, the implementation of Statement of Financial Accounting Standards No. 133 and other technical issues.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who beneficially own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

     Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them for transactions during 2001. A Form 4 was not filed by Peter
T. Paul, a Director elected by Class A Stockholders, with respect to three transactions that occurred in February 2000. Mr. Paul reported those transactions, which involved the purchase of 10,000 shares of Farmer Mac Class C Non-Voting Common Stock, on a Form 5 in February 2002.

Principal Holders of Voting Common Stock

     It is believed that, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of the related class of Voting Common Stock or 5% or more of the total outstanding shares of Voting Common Stock.


                                       Number                Percent of Total      Percent of Total
                                      of Shares               Voting Shares          Shares Held
Name and Address                  Beneficially Owned           Outstanding*           By Class**
----------------                  ------------------           -----------            --------

 AgAmerica, FCB(15)               85,774 shares of Class B
 Spokane, WA  99220                Voting Common Stock             5.62%               17.14%

 AgFirst Farm Credit Bank(16)     84,024 shares of Class B
 Columbia, SC  29202               Voting Common Stock             5.51%               16.79%

 AgriBank, FCB                   148,441 shares of Class B
 St. Paul, MN  55101-1849         Voting Common Stock              9.73%               29.67%

 CoBank                           30,136 shares of Class B
 Denver, CO 80217-5110             Voting Common Stock             1.97%                6.02%

 Farm Credit Bank of Texas(17)    38,503 shares of Class B
 Austin, TX  78761                 Voting Common Stock             2.52%                7.70%

 Farm Credit Bank of Wichita      45,223 shares of Class B
 Wichita, KS  67201                Voting Common Stock             2.96%                9.04%

 Western Farm Credit Bank         55,250 shares of Class B
 Sacramento, CA  95813             Voting Common Stock             3.62%               11.04%

 Zions First National Bank(18)   322,100 shares of Class A
 Salt Lake City, UT  84111        Voting CommonStock              21.04%               31.25%

* The percentage is determined by dividing the number of shares of Class A or Class B Voting Common Stock owned by the total of the number of shares of Class A and Class B Voting Common Stock outstanding.
** The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.
15 John G. Nelson III, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of AgAmerica, FCB.
16 John Dan Raines, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of AgFirst Farm Credit Bank.
17 James A. McCarthy, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of the Farm Credit Bank of Texas.
18 W. David Hemingway, currently a member of the Board of Directors and a Class A Nominee, is Executive Vice President of Zions First National Bank.


Solicitation of Proxies

     The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained Georgeson Shareholders Communications Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $5,000. In addition to solicitation by mail, employees of Georgeson Shareholders Communications Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them, and will be reimbursed for their expenses by the Corporation.

Other Matters

     The enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment or postponement thereof, in addition to the scheduled items of business, and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy intend to vote such proxy in accord with their best judgment.

     Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC. Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

                          _____________________________


      The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

                                        By order of the
                                        Board of Directors,

                                        /s/ Jerome G. Oslick
                                        --------------------
                                        Jerome G. Oslick
                                        Corporate Secretary


April 19, 2002
Washington, D.C.

                                                                      Appendix A

                                   FARMER MAC
                             AUDIT COMMITTEE CHARTER


The Audit  Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of Farmer Mac, (2) the compliance by Farmer Mac with legal and regulatory requirements and (3) the independence and performance of Farmer Mac's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.   Meet four times per year or more frequently as circumstances require.

3.   Review  with  the  independent   auditor  and  the  internal   auditor  the
     coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

4. Inquire of management, the independent auditor and the internal auditor about significant exposures and assess the steps management has taken to minimize such risks.

5. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

6. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements and review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. (a) Receive from the independent accountants, prior to the public accountants' report on the published financial statements, a special report which shall, among other things, point out and describe each material item affecting the financial statements of the Corporation which might in the opinion of the independent public accountants receive, under generally accepted accounting principles, treatment varying from that proposed for such statements; (b) decide, in the Committee's discretion, upon the treatment to be accorded such items; (c) take such other action in respect of the special report as the Committee may deem appropriate; and (d) transmit to the Compensation Committee a copy of the special report, together with the Audit Committee's decision.

8. Select and engage, subject to ratification by the stockholders of Farmer Mac, the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the independent auditor's proposal letter, review the planning of the audit and approve the fees to be paid to the independent auditor. At least every 3 years, the Committee shall consider the rotation of independent auditors.

10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.   Review the appointment and/or replacement of the internal auditor.

13. Review the significant reports to management prepared by the internal auditor and management's responses.

14. Obtain from the independent auditor assurance of compliance with Section 10A of the Securities Exchange Act of 1934.

15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     b.   Any changes required in the planned scope of the internal audit.

     c.   The responsibilities and budget for the internal audit.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

18. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with senior financial management and the independent auditor in separate executive sessions.

20. Prepare a letter for inclusion in the proxy statement that describes the committee's composition and responsibilities, and how they were discharged.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws.

                                                                  Appendix B

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 6, 2002, and any and all adjournments thereof.


     The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



PLEASE   VOTE,  DATE  AND   SIGN   ON  REVERSE SIDE AND  RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this sighnature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED:
                          ____________________________
                          ____________________________
                          ____________________________

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE    [ X ]

                    For all nominees
                    (except as marked to
                    the contrary below).       WITHHOLD
 1.  Election of          [  ]                   [  ]
     Directors:

NOTE:If you do not wish your shares voted "For" a particular nominee, mark the "For all nominees" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

 Nominees:
         Paul A. DeBriyn, Kenneth E. Graff, James A. McCarthy,
         John G. Nelson III, and John Dan Raines.

2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2001.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]


Mark box at right if an address change has
been noted on the reverse side of this  card.      [  ]




Stockholder sign here__________________      Co-owner sign here________________
Date ________________

NOTE: Please be sure to sign and date this Proxy

                                                                      Appendix C

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 6, 2002, and any and all adjournments thereof.


     The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



PLEASE   VOTE,  DATE  AND   SIGN   ON   REVERSE SIDE AND RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this sighnature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED:
                          ____________________________
                          ____________________________
                          ____________________________

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE    [ X ]

                    For all nominees
                    (except as marked to
                    the contrary below).       WITHHOLD
 1.  Election of          [  ]                   [  ]
     Directors:

NOTE:If you do not wish your shares voted "For" a particular nominee, mark the "For all nominees" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

 Nominees:
          Dennis L. Brack, W. David Hemingway, Mitchell A. Johnson Charles E. Kruse, and Peter T. Paul

2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2001.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]


Mark box at right if an address change has
been noted on the reverse side of this  card.      [  ]




Stockholder sign here__________________      Co-owner sign here________________
Date ________________

NOTE: Please be sure to sign and date this Proxy